[ARMOR HOLDINGS, INC. LOGO]
                                                                                                  FOR IMMEDIATE RELEASE
-----------------------------------------------------------------------------------------------------------------------

COMPANY CONTACT:                      MEDIA CONTACT:                              INVESTOR RELATIONS CONTACT:
----------------                      --------------                              ---------------------------
Robert R. Schiller                    Michael Fox                                 James R. Palczynski
President & Chief Operating Officer   President, Corporate Communications Group   Principal
Armor Holdings, Inc.                  Integrated Corporate Relations, Inc.        Integrated Corporate Relations, Inc.
904.741.5400                          203.682.8218                                203.222.9013
www.armorholdings.com                 mfox@icrinc.com                             jp@icrinc.com

             ARMOR HOLDINGS, INC. REPORTS RECORD 3RD QUARTER RESULTS

- EARNINGS PER SHARE INCREASE OF 218% TO $0.70 PER DILUTED SHARE -
- RESULTS INCLUDE NON-RECURRING CHARGE OF $0.09 PER DILUTED SHARE FOR WARRANTY
  REVISION -
- COMPANY RAISES FY 2004 EARNINGS ESTIMATES TO $2.35 - $2.40

JACKSONVILLE, FLORIDA - OCTOBER 19, 2004 - ARMOR HOLDINGS, INC. (NYSE:AH), a
diversified global designer, developer and manufacturer of personnel, vehicle, and aerospace protective systems for the military, law enforcement agencies and commercial customers, today announced financial results in line with expectations for the third quarter ended September 30, 2004.

THIRD QUARTER RESULTS

For the third quarter ended September 30, 2004, the Company reported revenue of
$256.8 million, an increase of 182.6% versus the prior year's $90.9 million. Net income for the third quarter was $23.9 million or $0.70 per diluted share versus the year-ago level of $6.1 million or $0.22 per diluted share. Included in these results is a $5.0 million pre-tax charge, or $0.09 per diluted share on an after-tax basis, for the recently announced warranty revision and product exchange program concerning the Company's Zylon-based ballistic vests, as well as $0.9 million, or $0.02 per diluted share on an after-tax basis, of integration and other charges.

Internal revenue growth, assuming that acquired companies were owned effective
January 1, 2003, was 111.9%, including 1.4% for foreign currency movements.
Internal revenue growth by segment was 237.4% for the Aerospace & Defense Group,
20.3% for the Products Division and 60.0% for the Mobile Security Division.

The Company's gross profit margin in the third quarter decreased to 27.8% of revenues versus 31.8% in the year ago quarter. The reduction in gross profit margin was largely a function of revenue mix, within the Aerospace & Defense
Group and lower selling prices negotiated on the HWMMV contract renewal. The
Company's operating expenses as a percentage of revenue improved to 8.8% of revenue versus 17.6% of revenue in the year-ago quarter. This improvement was primarily due to the Company's ability to scale its business.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the third quarter increased by 218.0% to $44.8 million versus $14.1 million in the year-ago quarter. Attached to this press release is a reconciliation of net income to EBITDA for the three months ended September 30, 2004 and 2003.

                                     -MORE-

1400 MARSH LANDING PARKWAY, SUITE 112 JACKSONVILLE, FL 32250 TEL: 904.741.5400
FAX: 904-741-5403

Cash flow from operations for the third quarter was $12.4 million versus $20.1 million in the year-ago quarter. Free cash flow, defined as cash flow from operations less capital expenditures, was $8.4 million versus $18.4 million in the same period last year.

Robert R. Schiller, President and Chief Operating Officer of Armor Holdings,
Inc., commented, "We are pleased both with the Company's third quarter performance and with the new business that we have booked for 2005. In addition to achieving the high end of our financial plan for the quarter, we continue to make operational and strategic gains. We achieved a production rate for the up-armored HMMWV of 450 vehicles per month in September and expect to continue to be prepared and able to push that capacity to higher levels if needed. We also announced new orders for armoring for several different vehicle platforms, including heavy and medium trucks, and a significant multi-year award for a major SAPI acquisition program. Strategically, we believe the pending acquisition of Specialty Defense will strengthen our competitive position. Not only do we expect this to be an accretive transaction, but we believe that the combination of our broad expertise in soldier equipment and strong relationships with the Department of Defense will enable us to improve both the depth and breadth of our business."

YEAR TO DATE RESULTS

For the nine month period ended September 30, 2004, the Company reported revenue of $642.1 million, an increase of 153.8% versus the prior year's $253.0 million.
Net income for the nine months ended September 30, 2004 was $54.2 million or
$1.72 per diluted share versus the year-ago level of $15.8 million or $0.56 per diluted share. During the nine months ended September 30, 2004, the Company incurred a $6.3 million, or $0.20 per share, non-cash charge due to the accelerated vesting of performance based, long-term restricted stock awards granted to certain senior executives in 2002, as well as a $5.0 million pre-tax charge, or $0.09 per diluted share on an after-tax basis, for the recently announced warranty revision and product exchange program concerning the
Company's Zylon-based ballistic vests. The Company also incurred approximately
$3.4 million, or $0.06 per share on an after-tax basis, of integration and other charges.

Internal revenue growth for the nine month period, assuming that acquired companies were owned effective January 1, 2003, was 99.8%, including 1.9% for foreign currency movements. Internal revenue growth by segment was 232.4% for the Aerospace & Defense Group, 20.7% for the Products Division and 52.4% for the
Mobile Security Division for the nine month period.

The Company's gross profit margin for the nine months ended September 30, 2004 decreased to 28.9% of revenues versus 30.3% in the year ago quarter. This decrease was primarily due to revenue mix and lower average HMMWV selling price levels within the Aerospace & Defense Segment. The Company's operating expenses as a percentage of revenue improved to 10.8% of revenue versus 17.6% of revenue in the year-ago nine-month period. This decrease was largely a function of increased revenues.

EBITDA for the nine months ended September 30, 2004, was $107.6 million versus
$32.2 million in the year-ago period. Attached to this press release is a reconciliation of net income to EBITDA for the nine months ended September 30,
2004 and 2003.

                                    - MORE -

Cash flow from operations for the nine months ended September 30, 2004, was
$22.0 million versus $32.9 million in the year-ago period. Free cash flow was
$11.0 million versus $27.2 million in the same period last year.

BALANCE SHEET

As of September 30, 2004, the Company reported a cash balance of $234.5 million compared to $159.8 million at September 30, 2003. Total debt (current and long-term) at the end of the third quarter of 2004 was $157.0 million, compared to total debt (current and long-term) at the end of third quarter of 2003 of
$168.1 million.

Mr. Schiller concluded, "We now have a clearer view of our business prospects through fiscal 2005 and believe that we are positioned for another strong year.
We have opportunities for both revenue growth and operating leverage in each of our operating segments. We also continue to benefit from a strong balance sheet and can continue to pursue our acquisition strategy in order to augment our growth prospects and position the company for long-term success. We are pleased to have built one of the world's leading suppliers of force-protection equipment and believe that as we go forward, we have an opportunity to drive compelling returns for our shareholders, while serving an important need for our armed forces and law-enforcement officers."

GUIDANCE

The Company expects fourth quarter fully diluted earnings per share of $0.65 to
$0.70 and full year fully diluted earnings per share of $2.35 to $2.40. The
Company noted that it now issues guidance including the effect of expected integration and other charges, which in fiscal 2004, are estimated to be approximately $0.35 to $0.37 per fully diluted earnings per share.

CONFERENCE CALL SCHEDULED FOR OCTOBER 19, 2004, AT 4:30 PM (EASTERN)

As previously announced, the Company will hold a teleconference at 4:30 PM
(Eastern) on October 19, 2004, to discuss its third quarter results.

There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website
(http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-888-428-4480 for domestic callers or
1-612-332-0718 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via replay at 1-800-475-6701 -
access code 750597 for domestic callers, or 1-320-365-3844 - access code 750597 for international callers. The teleconference replay will be available beginning at 10:30pm on Tuesday, October 19th and ending at 11:59pm on Tuesday, October
26th.

                                    - MORE -

ABOUT ARMOR HOLDINGS

Armor Holdings, Inc. (NYSE:AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the Company's Registration Statement on Form S-3, its 2003 Form 10-K and 10-K/A and most recently filed Form 10-Qs.

All references to earnings per share amounts in this press release are on a fully diluted basis.

                                - TABLES FOLLOW -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED                           NINE MONTHS ENDED
                                            SEPTEMBER 30, 2004    SEPTEMBER 30, 2003     SEPTEMBER 30, 2004   SEPTEMBER 30, 2003
                                            --------------------  -------------------    -------------------  --------------------

REVENUES:

  Aerospace & Defense                               $ 160,238            $  21,136              $ 371,019             $  52,839
  Products                                             64,659               49,804                184,242               143,158
  Mobile Security                                      31,906               19,942                 86,874                57,018
                                            --------------------  -------------------    -------------------  --------------------
  Total Revenues                                      256,803               90,882                642,135               253,015
                                            --------------------  -------------------    -------------------  --------------------

COSTS AND EXPENSES:
  Cost of revenues                                    185,457               61,953                456,771               176,396
  Cost of warranty revision                             5,000                    -                  5,000                     -
  Operating expenses                                   22,695               15,977                 69,332                44,505
  Amortization                                            984                   72                  2,937                   201
  Integration and other charges                           932                  368                  9,736                 4,565
                                            --------------------  -------------------    -------------------  --------------------

OPERATING INCOME                                       41,735               12,512                 98,359                27,348

  Interest expense, net                                 1,400                1,475                  5,185                 2,291
  Other expense (income), net                             154                   96                  (121)                   181
                                            --------------------  -------------------    -------------------  --------------------

INCOME FROM CONTINUING OPERATIONS BEFORE               40,181               10,941                 93,295                24,876
PROVISION FOR INCOME TAXES
PROVISION FOR INCOME TAXES                             16,307                4,832                 39,072                10,044
                                            --------------------  -------------------    -------------------  --------------------

INCOME FROM CONTINUING OPERATIONS                      23,874                6,109                 54,223                14,832
DISCONTINUED OPERATIONS:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
NET OF TAX                                                    -                  6                   (38)                   983
                                            --------------------  -------------------    -------------------  --------------------

NET INCOME                                             $23,874           $   6,115              $  54,185             $  15,815
                                            ====================  ===================    ===================  ====================

NET INCOME PER COMMON SHARE - BASIC
INCOME FROM CONTINUING OPERATIONS                      $  0.73            $   0.22               $   1.79               $   0.52
INCOME FROM DISCONTINUED OPERATIONS                       0.00                0.00                   0.00                   0.04
                                            --------------------  -------------------    -------------------  --------------------

BASIC EARNINGS PER SHARE                               $  0.73            $   0.22               $   1.79               $   0.56
                                            ====================  ===================    ===================  ====================
NET INCOME PER COMMON SHARE - DILUTED
INCOME FROM CONTINUING OPERATIONS                      $  0.70            $   0.22               $   1.72               $   0.52
INCOME FROM DISCONTINUED OPERATIONS                       0.00                0.00                   0.00                   0.04
                                            --------------------  -------------------    -------------------  --------------------
DILUTED EARNINGS PER SHARE                             $  0.70            $   0.22               $   1.72               $   0.56
                                            ====================  ===================    ===================  ====================
WEIGHTED AVERAGE DILUTED SHARES                         34,198              28,249                 31,498                 28,438
                                            ====================  ===================    ===================  ====================

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                                    - MORE -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(UNAUDITED)

(IN THOUSANDS)

                                                  THREE MONTHS ENDED                           NINE MONTHS ENDED
                                           SEPTEMBER 30,         SEPTEMBER 30,         SEPTEMBER 30,         SEPTEMBER 30,
                                                    2004                  2003                  2004                  2003
                                       ------------------    ------------------    ------------------    ------------------

Net income                                      $ 23,874              $  6,115              $ 54,185              $ 15,815

Plus:  (Income) loss from
discontinued operations, net of tax                    -                   (6)                    38                 (983)

Plus:  Provision for income taxes                 16,307                 4,832                39,072                10,044

Plus:  Other expense (income), net                   154                    96                 (121)                   181

Plus:  Interest expense, net                       1,400                 1,475                 5,185                 2,291
                                       ------------------    ------------------    ------------------    ------------------

Operating income                                  41,735                12,512                98,359                27,348

Plus:  Amortization                                  984                    72                 2,937                   201

Plus:  Depreciation                                2,128                 1,518                 6,281                 4,603
                                       ------------------    ------------------    ------------------    ------------------

EBITDA (Note A)                                 $ 44,847              $ 14,102             $ 107,577              $ 32,152
                                       ==================    ==================    ==================    ==================

Note A. EBITDA, which represents the results from continuing operations before interest, other expense, income taxes, and certain non-cash items, including depreciation and amortization, is presented in the earnings release because our credit facility and the trust indenture under which our $150 million 8.25% Senior Subordinated notes maturing in 2013 are issued contain financial covenants which are based on EBITDA.
        Additionally, management believes that EBITDA is a common alternative to measure value, cash flow and performance.

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